UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 21, 2021

Hydrofarm Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
290 Canal Road
Fairless Hills, PA 19030

(Address of Principal Executive
Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Our wholly-owned subsidiary, House & Garden Holdings, LLC, a Delaware limited liability company (the “Buyer”), agreed to purchase 100% of the issued and outstanding shares of capital stock of House & Garden, Inc., a Nevada corporation (“HG”), Humboldt Wholesale, Inc., a California corporation (“HW”), Allied Imports & Logistics, Inc., a California corporation (“Allied”), South Coast Horticultural Supply, Inc., a California corporation (“SC” and together with HG, HW and Allied, the “H&G Entities”) (the “Acquisition”), pursuant to that certain stock purchase agreement, dated as of May 21, 2021 (the “Purchase Agreement”), by and among the Buyer, the H&G Entities, all of the stockholders of each of the H&G Entities set forth on the signature pages to the Purchase Agreement (collectively, the “Sellers”) and Steven Muller, an individual resident of the State of Nevada, as Sellers’ representative (the “Sellers’ Representative”). Pursuant to the terms of the Purchase Agreement, the Buyer has agreed to pay an aggregate purchase price of $125 million using its existing cash resources, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness of the Sellers.

The H&G Entities produce and distribute premium grade plant nutrients and fertilizers across the globe. We believe that the strategic combination of our leading distribution capabilities with the H&G Entities’ local and global network and nutrient manufacturing capabilities will enable their brands to grow more rapidly across the combined company’s customer base. Moreover, we believe that the Acquisition will allow us to further develop our strategy of acquiring branded manufacturers in key CEA product categories, such as plant nutrients.

The Acquisition is expected to close in June 2021, subject to customary closing conditions. The Purchase Agreement also includes customary representations, warranties and covenants of the Buyer and the Sellers.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

H&G Acquisition

On May 24, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated as of May 21, 2021, by and among House & Garden Holdings, LLC, House & Garden, Inc., Humboldt Wholesale, Inc., Allied Imports & Logistics, Inc., South Coast Horticultural Supply, Inc., the Sellers (as defined therein), and Steven Muller, as Sellers’ Representative.

99.1	Press Release, dated May 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: May 25, 2021	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer